Exhibit 32

CERTIFICATION PURSUANT TO

18 U.S.C. SECTION 1350

In connection with the Quarterly Report of Southport Acquisition Corporation (the “Company”) on Form 10-Q for the fiscal quarter ended March 31, 2022, as filed with the Securities and Exchange Commission (the “Report”), I, Jeb Spencer, Chief Executive Officer of the Company, certify, pursuant to 18 U.S.C. §1350, that:

1.	The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and
2.	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date:May 16, 2022

By:	/s/ Jeb Spencer
Jeb Spencer
Chief Executive Officer
(Principal Executive Officer and Principal Financial
Officer)